SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-GRIFFIN LAND & NURSERIES, INC.
          GAMCO ASSET MANAGEMENT INC.
                       4/16/07              200            35.0500
                       4/16/07              500            35.4802
                       4/12/07              200-           35.0500
                       4/12/07              200            35.0500
                       4/12/07              200            35.0500
                       4/11/07              100-           35.0500
                       4/11/07              100            35.0500
                       4/11/07              100            35.0500
           GABELLI FUNDS, LLC.
               GABELLI ASSET FUND
                       4/17/07              700            35.4928

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.